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                                                                   Exhibit 10.27
                                                                   -------------

                                   SUBLEASE

     THIS SUBLEASE dated as of November 28, 2000 between ePresence, Inc. (the "Sublandlord") and Switchboard, Inc. (the "Subtenant").

                                   ARTICLE I

                                REFERENCE DATA

     1.1  Subjects Referred To.
          --------------------

     Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Date of Sublease:             November 28, 2000

Sublandlord:                  ePresence, Inc., a Massachusetts corporation

Sublandlord's Address:        120 Flanders Road, Westborough, Massachusetts

Subtenant:                    Switchboard, Inc., a Delaware corporation

Subtenant's Address:          115 Flanders Road, Westborough, Massachusetts

Headlandlord:                 Commonwealth Westborough Limited Partnership

Headlandlord's Address:       c/o J. F. White Properties, Inc.
                              One Gateway Center, Suite 500
                              Newton, MA 02158

Headlease:                    Lease Agreement dated as of April 21, 1989 by and
                              between CB-Westboro C Limited Partnership, as landlord, and Sublandlord, as tenant, as amended by a Lease Addendum dated December 31, 1991, a
                              Second Lease Addendum dated April 1, 1993, a Third
                              Lease Addendum dated July 22, 1994, and a Fourth
                              Lease Addendum dated September 19,1995.
                              Commonwealth Westborough Limited Partnership is the successor in interest to CB-Westboro C Limited
                              Partnership.

Headleased Premises:          The premises situated at 120 Flanders Road,
                              Westborough, Massachusetts, as described in the Headlease, containing approximately 79,203 rentable square feet (constituting all of the rentable square feet in the building) (the
                              "Building").

Premises:                     The Premises are shown on Exhibit B attached
                              hereto.

Rentable Floor Area           17,976 Rentable Square Feet on the first floor of
of Premises:                  the Building and 7,482 Rentable Square Feet on
                              the second floor of the Building
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Commencement Date:            Seven weeks from securing the building permit
                              (anticipated to be week of December 11, 2000)

Term Expiration Date:         December 31, 2002

Rent Commencement Date:       To be determined as per Commencement Date above,
                              anticipated to be no later than January 19, 2001

Monthly Fixed Rent:           $43,151.31

Permitted Uses:               All permitted uses in the Headlease.

Parking Spaces:               Subject to prior written approval of Headlandlord
                              under the terms of the Headlease, Subtenant, at subtenant's expense, may install several visitor parking spaces in front of the entrance to the Premises Subtenant shall be entitled to use an additional 150 parking spaces.

Signs: Subject to prior written approval and signage criteria of Headlandlord under the terms of the Headlease, Subtenant, at Subtenant's expense, may place signage at the entrance to the Premises.

     1.2  Exhibits.
          --------

     The exhibits listed below in this section are incorporated in this Sublease by reference and are to be construed as part of this Sublease:

EXHIBIT A         Headlease
EXHIBIT B & C     Floor Plan of Premises

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                                  ARTICLE II

                               PREMISES AND TERM

     2.1  Premises.  Subject to and with the benefit of the provisions of this
          --------
Sublease, Sublandlord hereby subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord.

     The Premises are subleased in their condition "as is" on the Commencement Date.

     2.2  Term.  To have and to hold beginning on the Commencement Date and
          ----
continuing until the Term Expiration Date (the "Term"), subject to earlier termination as provided herein.

     2.3  Early Access. Sublandlord shall allow Subtenant access to the Premises
          ------------
prior to the Commencement Date to install cabling, telephone systems, furniture partitions and to perform other necessary tenant improvements. Prior to Subtenant's entry into the Premises as permitted hereunder, Subtenant shall submit a schedule to Sublandlord (and Sublandlord's contractor, if so requested by Sublandlord), for their reasonable approval, which schedule shall detail the timing and purpose of Subtenant's entry. Subtenant shall hold Sublandlord harmless from and indemnify and protect and defend Sublandlord against any loss or damage to the Premises or the Building and against injury to any person caused by Subtenant's actions as a result of such entry, to the extent such loss or damage is not covered by insurance carried or required to be carried under this Sublease.

                                  ARTICLE III

                                     RENT

     3.1  Monthly Fixed Rent. Subtenant shall pay Sublandlord the Monthly Fixed
          ------------------
Rent in advance on the first calendar day of each month included, in the Term, commencing on the Rent Commencement Date; and for any portion of a calendar month at the beginning of or end of the term, the corresponding fraction of the Monthly Fixed Rent in advance. Monthly Fixed Rent shall include HVAC, security and nightly janitorial service five (5) days per week.

     3.2  Additional Rent. Pursuant to the Headlease, Sublandlord is required to
          ---------------
pay 100% of all operating, tax, maintenance and repair costs for the Building (as such terms are defined in the Headlease), and such other amounts payable as in the Headlease (collectively, the "Operating Costs"). Subtenant shall pay Sublandlord as additional rent hereunder 32.14% of any increase over the base year of all Operating Costs allocable to the periods of time included in the Term (the "Additional Rent"). The base year for real estate taxes is July 1, 2000 through June 30, 2001 with real estate taxes in the amount of $65,000. The base year for all other operating costs is the 2000 operating budget with an amount of $5.50 per Subtenant rentable square foot. Subtenant shall pay such amount within ten (10) days of billing by Sublandlord, which bills shall include, where applicable, copies of the applicable statements from Headlandlord. Any surplus shall be promptly refunded to Subtenant and any deficit in such payment shall be promptly paid by

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Subtenant after the Headlandlord finally determines the amounts payable by the
Sublandlord under the Headlease.

     Capital repairs and replacements to the roof, structural elements and Building systems shall be the sole responsibility of the Sublandlord and shall not be included in the Operating Costs,

     3.3  Electricity. A separate meter for the measurement of electric
          -----------
consumption has been installed on the first floor of the Premises. Subtenant shall pay as additional rent all amounts billed for the Premises by the applicable utility company when due directly to the utility company. If such electric charges are not payable directly to the utility company, Subtenant shall pay such electric charges based on the separate meter to Sublandlord within ten (10) days of Sublandlord's invoice on a monthly basis. Electric consumption is not separately metered on the second floor of the Premises. Subtenant shall pay as Additional Rent each month to Sublandlord with the Monthly Fixed Rent a sum equal to $1.25 per rentable square foot (i.e. $779.38 per month) covering Subtenant's share of the cost of electricity for lights and plugs consumed by Subtenant on the second floor of the Premises.

     3.4  Payment. All payments of Monthly Fixed Rent and Additional Rent shall
          -------
be made to Sublandlord at Sublandlord's Address set forth in Section 1.1 or to such other address as Sublandlord may designate by notice to Subtenant from time to time.

                                  ARTICLE IV

                             SUBTENANT'S COVENANTS

     Subtenant covenants during the Term and such further time as Subtenant occupies any part of the Premises:

     4.1  Subtenant's Payments.  Subtenant shall pay all Monthly Fixed Rent,
          --------------------
Additional Rent and any other amounts payable when due.

     4.2  Maintenance and Repair. Subtenant shall, at its own cost and expense,
          ----------------------
keep and maintain all parts of the interior of the Premises in good condition in accordance with the Headlease.

     4.3  Occupancy and Use. Subtenant shall not use the Premises for any uses
          -----------------
other than the Permitted Uses, and shall not make any use of the Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variances or governmental order.

     4.4  Alterations and Additions. Subtenant shall not make any improvements,
          -------------------------
repairs, alterations, replacements, decorations and/or additions to the Premises without first obtaining the written approval of Sublandlord, which approval shall not be unreasonably withheld or delayed, and the written approval of the Headlandlord on the terms and conditions set forth in the Headlease.

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     All construction work required or permitted by this Sublease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the building.

     4.5  Assignment and Subletting.  Except with Sublandlord's prior written
          -------------------------
consent, which consent shall not be unreasonably withheld or delayed, Subtenant shall not assign, transfer, mortgage or pledge this Sublease, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Subtenant. Any attempted assignment, transfer, mortgage, pledge, sublease or encumbrance without such consent shall be void.

     In the event that any assignee or transferee of Subtenant pays to Subtenant any amount in excess of the Monthly Fixed Rent, Additional Rent and any amounts and/or charges then payable hereunder, Subtenant shall promptly pay one hundred (100%) percent of said excess to Sublandlord as and when received by Subtenant. If Subtenant shall receive from any assignee or transferee, either directly or indirectly, any consideration for the assignment of this Sublease, either in the form of cash, goods or services, Subtenant shall pay an amount equivalent to one hundred (100%) percent of such consideration to Sublandlord as and when received by Subtenant.

     Notwithstanding the foregoing, any assignment, transfer, mortgage or pledge of this Sublease is subject to and conditioned upon receipt of the prior written consent of the Headlandlord as provided in the Headlease.

     No assignment or subletting shall affect the continuing primary liability of Subtenant (which, following assignment, shall be joint and several with the assignee).

     4.6  Indemnification. Except to the extent caused by the gross negligence
          ---------------
or willful misconduct of Landlord, its agents, servants or employees, Subtenant shall indemnify and hold harmless Sublandlord, Sublandlord's agents and employees from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees and damages, both real and alleged, arising out of or in connection with Subtenant's use and possession of the Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Headlease to be performed by Subtenant hereunder, or any injury to person or damage to property on or about the Premises, resulting in part of whole by the negligence or misconduct of Subtenant, its agents, servants or employees. Sublandlord agrees to indemnify and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, rising out of the failure of Sublandlord, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Headlease to be performed by Sublandlord hereunder.

     4.7  Insurance.  Subtenant shall maintain in responsible companies with a
          ---------
general policy rating of A or better and a financial class of VI or better by A.M. Best, Inc. and qualified

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to do business and in good standing in Massachusetts, comprehensive general liability insurance covering the premises insuring Sublandlord and Headlandlord as well as Subtenant with limits which shall, at the commencement of the Term, be at least $2,000,000 per occurrence in respect of injury to person (including death) and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the Marlborough and Westborough areas with respect to similar properties, property damage insurance which shall at the commencement of the Term be at least $500,000 per occurrence in respect of property damage or destruction, including loss or use thereof and worker's compensation insurance with statutory limits covering all of Subtenant's employees working in the Premises. In addition, Subtenant shall be responsible for insuring its personal property. Prior to the Commencement Date, Subtenant shall deposit promptly with Sublandlord certificates for such insurance naming Sublandlord and Headlandlord as additional insureds, and all renewals thereof not less than fifteen (15) days prior to expiration bearing the endorsement that the policies will not be canceled or changed to reduce insurance provided thereby until after 30 days' written notice to Sublandlord.

                                   ARTICLE V

                              CASUALTY AND TAKING

     5.1  Termination of Headlease. In the event that during the Term, all or
          ------------------------
any part of the Premises or the Headleased Premises are destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublandlord or Headlandlord terminates the Headlease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Headlease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur.

     5.2  Repair and Restoration. In the event any such damage, destruction or
          ----------------------
taking of the Premises occurs and this Sublease is not terminated pursuant to
Section 5.1, above, then Sublandlord shall use reasonable efforts to cause Headlandlord to repair and restore the Premises to the extent required by the terms of the Headlease.

     5.3  Reservation of Award.  Any and all rights to receive awards made for
          --------------------
damages to the Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Headlandlord. Subtenant hereby releases and assigns to Sublandlord and Headlandlord all Subtenant's rights to such award and covenants to deliver such further assignments, and assurances thereof as Sublandlord or Headlandlord may from time to time request.

                                  ARTICLE VI

                                   HEADLEASE

     6.1  Sublease Subject to Headlease. This Sublease is subject to the
          -----------------------------
Headlease. Subject to this Section 6.1, all terms and conditions of the Headlease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant. In case of conflict between the incorporated provisions of the Headlease and the

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remaining provisions of this Sublease, the latter shall control. Subtenant assumes and agrees to perform the tenant's obligations under the Headlease during the Term, except that the obligation to pay rent or other amounts to Headlandlord under the Headlease shall not be an obligation of Subtenant, and Subtenant shall instead pay the rent to Sublandlord under this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Headlease.

     If the Headlease terminates as a result of a default or breach of Subtenant under this Sublease and/or the Headlease, then the Subtenant shall be liable to the Sublandlord for the direct damage suffered as a result of such termination. Subtenant covenants not to commit or suffer any act or omission that will violate the Headlease.

     6.2  Excluded Obligations. Notwithstanding anything to the contrary herein,
          --------------------
the incorporated provisions of the Headlease are amended or qualified as follows:

          i. Sublandlord shall not be liable under any circumstances for a loss of or injury to property, or interference with Subtenant's business, however occurring, incidental to any failure to furnish any utilities or services.

          ii. Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Premises, except as specifically set forth in Section
2.1 of this Sublease.

          iii. Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Headlease.

          iv. Wherever the Headlease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two
(2) business days shorter in duration.

     The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Headlandlord's obligations under the Headlease. The parties further acknowledge that, while Sublandlord will use reasonable efforts to cause Headlandlord to perform its obligations under the Headlease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall such breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to the failure of Headlandlord to perform its obligations under the Headlease.

     6.3  Headlandlord's Rights. Headlandlord shall have all rights with respect
          ---------------------
to the Premises which it has reserved to itself as landlord under the Headlease.

     6.4  Termination of Headlease. In the event that Headlandlord terminates
          ------------------------
the Headlease pursuant to its terms or the Headlease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.

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                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  Notices from One Party to The Other. All notices required or permitted
          -----------------------------------
hereunder shall be in writing, duly signed by the party giving such notice and transmitted by prepaid registered or certified mail, return receipt requested, by telegram or telefax, or delivered by hand, and addressed as follows:

to Sublandlord:                           ePresence, Inc.
                                          120 Flanders Road
                                          Westborough, MA
                                          Fax No.  (508) 366-6846
                                          Attn: Legal Department

with a copy to:                           Hale and Dorr LLP
                                          60 State Street
                                          Boston, MA 02110
                                          Fax No.  (617) 526-5000
                                          Attn: Delta I.  Breton, Esq.

to Subtenant:                             Switchboard Incorporated
                                          _____________________________
                                          _____________________________
                                          Fax No. _____________________
                                          Attn: _______________________

with a copy to:                           _____________________________
                                          _____________________________
                                          _____________________________
                                          Switchboard Legal Department
                                          _____________________________

or to such other address as Sublandlord or Subtenant shall designate by written notice to each other. Any notice shall be deemed duly given on the second business day following the date of mailing, or when delivered to such address by hand, or if transmitted by telefax or telegram, on the business day received.

     7.2  Estoppel Certificate. Upon not less than twenty (20) days prior notice
          --------------------
by the Sublandlord, Subtenant shall execute, acknowledge and deliver to Sublandlord a statement in writing, addressed to such person as Sublandlord shall designate, certifying (a) that this Sublease is unmodified and in full force and effect, (b) the dates to which Monthly Fixed Rent, Additional Rent have been paid, and (c) that Sublandlord is not in default hereunder (or, if in default, specifying the nature of such default in reasonable detail). Any such certificate may be relied upon by the person to which it is addressed as to the facts stated therein.

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     7.3  Brokerage. Subtenant and Sublandlord mutually represent and warrant
          ---------
that they have dealt with no broker in connection with this transaction except for CRESA Partners (the "Broker"). Each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent other than the Broker, with respect to the indemnifying party's dealings in connection with this Sublease. Sublandlord shall pay the commission due to the Broker,

     7.4  Applicable Law.  This Sublease shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Massachusetts.

     7.5  Security Deposit. Upon execution of this Sublease, Subtenant shall
          ----------------
deliver to Sublandlord the Security Deposit, such sum to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease. The Security Deposit shall be held by Sublandlord without interest and Sublandlord shall be entitled to commingle the Security Deposit with its other funds,

     7.6  Construction.  If any term, covenant, condition or provision of this
          ------------
Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforccable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.

     This Sublease constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements, including without limitation the Offer To Sublease, between the parties.

     There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Sublandlord and Subtenant.

     The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease.

     Unless repugnant to the context, the words "Sublandlord" and "Subtenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Sublease upon Subtenant shall be joint and several.

     7.7  Access and Security. Normal Building hours shall be from 7:00 a.m. to
          -------------------
6:00 p.m. Monday through Friday. The Building has a twenty-four (24) hour card access system. Subtenant shall be responsible for its own security card access at the entrance to the Premises.

     7.8  Signs.  Subject to the prior written approval and signage criteria of
          -----
Headlandlord under the terms of the Headlease, Subtenant, at Subtenant's expense, may place signage at the side entrance to the Premises. Sublandlord shall promptly arrange and pay for the insertion of Subtenant's name and suite number into the building directory.

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     7.9  Cafeteria.  Subtenant shall have the right to use the cafeteria in the
          ---------
Building during the Term of this Sublease under the terms of a cost sharing arrangement separate from this agreement.

     7.10 Consent of Headlandlord.  Subtenant acknowledges that this Sublease is
          -----------------------
subject to the consent of the Headlandlord. Within three (3) business days after the execution of this Sublease, Sublandlord shall notify and forward an originally executed copy of this Sublease to the Headlandlord and shall request Headlandlord's consent thereto. Upon receiving Headlandlord's response, Sublandlord shall notify Subtenant as to whether or not the Headlandlord consented to the sublease. In the event the Headlandlord does not consent to the sublease, this Sublease shall terminate and be of no further force or effect.

     THIS SUBLEASE is executed as a sealed instrument in two or more counterparts on the day and year first above written.

SUBLANDLORD:

EPRESENCE, INC.

By: /s/ John F. Mitchell
    -------------------------------
     Name:  John F. Mitchell
     Title: Director of Finance

SUBTENANT:

SWITCHBOARD INCORPORATED-

By: /s/ John Jewett
    -------------------------------
     Name:  John Jewett
     Title: Vice President and CEO